Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119008 on Form S-8 and Registration Statement No. 333-170772 on From S-4 of our reports dated February 25, 2011, relating to the consolidated financial statements of Rotech Healthcare Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Rotech Healthcare Inc. and subsidiaries for the year ended December 31, 2010.

/s/    Deloitte & Touche LLP

Certified Public Accountants

Tampa, Florida

February 28, 2011